Exhibit 4.1

MGC DIAGNOSTICS CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No. __	August 1, 2014

          THIS CERTIFIES THAT ____________ or its registered assigns (the “Holder”), is entitled to subscribe for and purchase from MGC Diagnostics Corporation, a Minnesota corporation (the “Company”), at any time on or before the Expiration Date (as defined below), 168,342 fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 (the “Common Stock”), at the Exercise Price (as defined below) on the terms and conditions specified herein.

          This Warrant to Purchase Shares of Common Stock (“Warrant”) is subject to the following provisions, terms and conditions:

          1.          Expiration of the Warrant. This Warrant may be exercised at any time or after the date hereof and on or prior to August 1, 2017, (the “Expiration Date”).

          2.          Exercise Price. Subject to the adjustments below, the exercise price of this Warrant is $7.96 per share (the “Exercise Price”).

          3.          Exercise of Warrant. The Holder may exercise its right to purchase the Warrant Shares or any permitted portion thereof, by surrendering this Warrant with the form of notice executed by Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer to an account designated by the Company, or by certified or bank check payable to the order of the Company, of the aggregate Exercise Price for the number of Warrant Shares being purchased. If the number of the Warrant Shares purchased is less than the remaining Warrant Shares, the Company will, upon the exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of Warrant Shares remaining. As soon as practicable after the exercise of this Warrant and payment of the requisite Exercise Price, but no less than ten business days, the Company will cause to be issued in the name of and delivered to the Holder, a certificate or certificates representing the number of Warrant Shares purchased.

          4.          Legend. The Company may require that any certificate or certificates representing ownership in the Warrant Shares issued hereunder contain on the face thereof a legend substantially as follows:

The securities represented by this certificate have not been registered under either the Securities Act of 1933, as amended (the “Act”), applicable state blue sky laws, or the laws of any foreign jurisdiction and are subject to specific investment representations. These securities may not be sold, offered for sale or transferred in the absence of an effective registration under the Act and such applicable state blue sky laws, or foreign jurisdiction laws, or an opinion of counsel satisfactory to the company that this registration is not required.

          5.        Stock Fully Paid; Reservation of the Warrant Shares. The Company covenants and agrees that this Warrant has been authorized by all necessary corporate action, that all of the Warrant Shares issuable upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, it will reserve, for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, at least the number of shares of the Common Stock as are issuable, from time to time, upon exercise of this Warrant.

          6.        Negotiability and Transfer. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

(a)          Title to this Warrant may be transferred in whole or in part only by endorsement (by the Holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b)          Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary; and

(c) Any transfer of this Warrant must comply with applicable federal, state and any foreign jurisdiction securities laws.

          The Company and Holder also agree that in case of death of the Holder or, as the case may be, his registered assigns, the rights under this Warrant can be executed by the then-Holder’s legal heir or heirs. The heir(s) will be required to prove his title by a “certificate of notoriety delivered by a Belgian notary public or the competent registration office” (“certificat de hérédité rédigé par un notaire belge ou émise par le bureau d’enregistrement compétent”) or any other equivalent certificate.”

          7.        Adjustment of the Exercise Price and Number of the Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and payment of the Exercise Price will be subject to adjustment from time to time upon the occurrence of certain events as follows.

(a)          Reclassification or Merger. In case of any reclassification, change or conversion of the Common Stock issuable upon the exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination), or in the case of any merger or consolidation of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and that does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in the case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, will execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder) providing that the Holder will have the right to exercise such new

Warrant and upon such exercise to receive, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger had the Warrant been exercised immediately prior to such event. Such new Warrant will provide for adjustments as nearly equivalent as may be practicable to the adjustments in this Section 7 to pursue the economic benefit intended to be conferred upon the Holder by this Warrant. The provisions of this Section 7(a) will similarly apply to successive reclassifications, changes, mergers and transfers.

(b)          Subdivisions or Combination of the Warrant Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, subdivides or combines the Common Stock or in the event of any dividend payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock issuable upon exercise hereof will be proportionately adjusted and the Exercise Price increased or decreased, as the case may be, so that the aggregate Exercise Price of this Warrant at all times remains unchanged.

(c)          Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company will mail to the Holder, as the holder of this Warrant, at least 10 days prior to the date specified therein, a notice specifying the date on which the record will be taken for the purpose of the dividend, distribution or right, and the amount and character of the dividend, distribution or right.

(d)          Notice of Adjustments. Whenever the Exercise Price or the number of shares issuable upon the exercise of this Warrant is adjusted pursuant to the provisions hereof, the Company will within 30 days of the adjustment deliver a certificate signed by its chief financial officer to the Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

          8.       No Voting Rights. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

          9.      Notices. All notices and other communications from the Company to the Holder of this Warrant must be mailed, by first class mail, to the address furnished to the Company in writing by the Holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company will be mailed by first class mail to the Company’s principal office, or such other address as may have been furnished to the Holder in writing by the Company.

          10.      Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and delivery a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

          11.      Acknowledgment of the Holder. The Holder hereby represents and warrants as follows:

(a)          Holder has been furnished with the Company’s most recent Annual Report on Form 10-K, together with all subsequently quarterly and periodic reports and has received from the Company such other information concerning its operations, financial condition and other matters that Holder has requested and considered all factors he deems material in deciding on the advisability of investing in the Company;

(b) To the extent requested, Holder has provided the Company with complete and accurate information in all material respects concerning his knowledge, experience and financial condition;

(c)          As a sophisticated investor, Holder has such knowledge and experience in financial business matters that he or she is capable of evaluating the merits and risks of the prospective investment in this Warrant;

(d)          Holder recognizes that investment in the Warrant may involve a high degree of risk, that transferability and resale is restricted and that, in the event of disposition of the underlying common stock, he or she could sustain a loss;

(e)          Holder intends to hold the Warrant for investment purposes and not with a view to or for resale or distribution, and agrees that he or she will not sell or assign this Warrant without registration under all applicable securities laws or an appropriate exemption.

(f)          Holder undersigned understands and acknowledges that the Warrant has not been registered under the Act, applicable state blue sky laws, or applicable foreign jurisdiction laws pursuant to exemptions that depend upon this investment intention. The undersigned also understands and acknowledges that the underlying common stock has not been, nor will be registered under applicable securities laws and therefore will not be freely transferable and that the shares of the common stock will be marked with an appropriate legend reciting these resale restrictions;

(g)          Holder is (i) an “Accredited Investor” for purposes of Regulation D promulgated under the Act, or (ii) if Holder is not an accredited investor, that Holder together with his, her or its personal representative has the knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and upon exercise the Warrant Shares; and

(h)          Holder agrees that the Company is not providing Holder with any tax advice with respect to the receipt of this Warrant, the exercise of the Warrant, or and resale of the underlying common stock, and that Holder will consult with and rely on Holder’s own tax adviser.

          12.     Miscellaneous.

(a)          The representations, warranties and agreements herein contained will survive the exercise of this Warrant. References to the “Holder of” include the immediate holders of the Warrant Shares purchased on the exercise of this Warrant, and the word “Holder” will include the plural thereof.

(b)          This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of Minnesota. The headings in this Warrant are for purposes of reference only, and do not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof does in no way affect the validity or enforceability of any other provision.

(c)          The Company agrees that, in the event, any Holder exercises all or any portion of that Holder’s Warrant, the Company will, within 10 business days, after exercise, notify each other Holder. Notice may be given electronically to each Holder’s most recent email provided by Holder to the Company, with a confirmatory copy sent by registered or overnight mail.

[signature page follows]

          IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned, as of this first day of August, 2014.

MGC DIAGNOSTICS CORPORATION

By:
Todd Austin, Chief Executive Officer

SUBSCRIPTION FORM

To be signed only upon exercise of the Warrant.

          The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase price right represented by the Warrant for, and to purchase thereunder, ________ shares of the Common Stock of MGC Diagnostics Corporation (the “Company”) to which the Warrant relates and herewith makes payment of $___________ therefor in cash or by certified check and requests delivery of the shares to the undersigned, the address for which or for whom is set forth below the signature of the undersigned.

Dated:

Signature of Holder

By:
Its:

ADDRESS FOR DELIVERY PURPOSES:

ASSIGNMENT FORM

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee designated below (the “Assignee”) the undersigned’s entire right, title and interest in and to the Warrant to purchase ________ shares of the Common Stock of MGC Diagnostics Corporation (the “Company”), and hereby irrevocably appoints ______________________________ as attorney-in-fact to transfer such Warrant on the books of the Company.

Dated:

Signature of Assignor

By:
Its:

          The Assignee represents that this Warrant and the shares issuable upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares issuable upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee will, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
Signature of Assignee